UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the previously announced anticipated distribution by Hillenbrand Industries, Inc. of all of the shares of Batesville Holdings, Inc. to Hillenbrand Industries’ shareholders, Hillenbrand Industries and Batesville Holdings have prepared investor presentations containing information about the two separate companies that will result from the distribution. These investor presentations are furnished as Exhibits 99.A and 99.B hereto and incorporated herein by reference. The investor presentations refer to the separated companies using the new names for the companies that will take effect prior to the completion of the distribution: Hill-Rom Holdings, Inc. (Hillenbrand Industries) and Hillenbrand, Inc. (Batesville Holdings).

Additionally, on March 13, 2008, Hillenbrand Industries issued a press release announcing the public availability of the investor presentations referred to above and providing financial guidance for fiscal 2008 for each of the two separate companies that will result from the distribution. This press release is furnished as Exhibit 99.C hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.A	Hillenbrand Industries, Inc. Investor Presentation
99.B	Batesville Holdings, Inc. Investor Presentation
99.C	Press Release dated March 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: March 13, 2008	BY:	/S/ Gregory N. Miller

Gregory N. Miller Senior Vice President and Chief Financial Officer

DATE: March 13, 2008	BY:	/S/ Richard G. Keller

Richard G. Keller Vice President – Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.A	Hillenbrand Industries, Inc. Investor Presentation
99.B	Batesville Holdings, Inc. Investor Presentation
99.C	Press Release dated March 13, 2008